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Exhibit 3.2.4

MICHAELS FINANCE COMPANY, INC.

BYLAWS

NOVEMBER 13, 2003

MICHAELS STORES PROCUREMENT COMPANY, INC.

BYLAWS

i

MICHAELS FINANCE COMPANY, INC.

BYLAWS

ARTICLE I
MEETINGS OF STOCKHOLDERS

        Section 1.    Time and Place of Meetings.    All meetings of the stockholders for the election of directors or for any other purpose shall be held at the time and place, within or without the State of Delaware, as may be designated by the Board of Directors, or by the Chairman of the Board, the President or the Secretary in the absence of a designation by the Board of Directors, and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

        Section 2.    Annual Meeting.    An annual meeting of the stockholders, shall be held on the date in each fiscal year of the corporation as the Board of Directors will select, if not a legal holiday, and if a legal holiday, then on the next business day following, at which time the stockholders shall elect the directors to succeed those whose terms expire and shall transact any other business as may properly be brought before the meeting.

        Section 3.    Special Meetings.    Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or by the Certificate of Incorporation, may be called by the Board of Directors.

        Section 4.    Notice of Meetings.    Written notice of every meeting of the stockholders, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at that meeting, except as otherwise provided herein or by law.

        Section 5.    Quorum.    The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law or by the Certificate of Incorporation. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

        Section 6.    Voting.    Except as otherwise provided by law or by the Certificate of Incorporation, each stockholder shall be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the Corporation on the record date for the meeting and the votes may be cast either in person or by written proxy. Every proxy must be duly executed and filed with the Secretary of the Corporation. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. The vote upon any question brought before a meeting of the stockholders may be by voice vote, unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. Every vote taken by written ballot shall be counted by one or more inspectors of election appointed by the Board of Directors. When a quorum is present at any meeting, the vote of the holders of a majority of the stock which has voting power present in person or represented by proxy and which has actually voted shall decide any question properly brought before such meeting, unless the question is one upon which by express provision of law, the Certificate of Incorporation or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

ARTICLE II
DIRECTORS

        Section 1.    Powers.    The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all lawful acts and things as are not by law or by the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

        Section 2.    Number and Term of Office.    The Board of Directors shall consist of one or more members. The number of directors shall be fixed by resolution of the Board of Directors or by the stockholders at the annual meeting or a special meeting. Except as provided in the Corporation's Certificate of Incorporation or in Section 3 of this Article III, the directors shall be elected at the annual meeting of the stockholders by a plurality vote of the shares represented in person or by proxy, and each director elected shall hold office until his successor is elected and qualified, except as required by law. Any decrease in the authorized number of directors shall not be effective until the expiration of the term of the directors then in office, unless, at the time of the decrease, there shall be vacancies on the Board of Directors which are being eliminated by the decrease.

        Section 3.    Vacancies and New Directorships.    Vacancies and newly created directorships resulting from any increase in the authorized number of directors which occur between annual meetings of the stockholders may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so elected shall hold office until the next annual meeting of the stockholders and until their successors are elected and qualified, except as required by law.

        Section 4.    Regular Meetings.    Regular meetings of the Board of Directors may be held without notice immediately after the annual meeting of the stockholders and at any other time and place as shall from time to time be determined by the Board of Directors of the Corporation.

        Section 5.    Special Meetings.    Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the President on one day's written notice to each director by whom that notice is not waived, given either personally, by telephone, by mail or by electronic transmission, and shall be called by the President or the Secretary.

        Section 6.    Quorum.    At all meetings of the Board of Directors, a majority of the total number of directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time to another place, time or date, without notice other than announcement at the meeting, until a quorum shall be present.

        Section 7.    Written Action.    Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the Board of Directors or Committee.

        Section 8.    Participation in Meetings by Conference Telephone.    Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting shall constitute presence in person at the meeting.

        Section 9.    Committees.    The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation and each to have the lawfully delegable powers and duties as the Board of Directors may confer. Each such committee shall serve at the pleasure of the Board of

Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except as otherwise provided by law, any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Any committee or committees so designated by the Board shall have the name or names as may be determined from time to time by resolution adopted by the Board of Directors. Unless otherwise prescribed by the Board of Directors, a majority of the members of the committee shall constitute a quorum for the transaction of business, and the act of a majority of the members present at a meeting at which there is a quorum shall be the act of that committee. Each committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and shall keep a written record of all actions taken by it.

        Section 10.    Compensation.    The Board of Directors may establish compensation for, and reimbursement of the expenses of, directors for attendance at meetings of the Board of Directors or committees, or for other services by directors to the Corporation, as the Board of Directors may determine.

        Section 11.    Rules.    The Board of Directors may adopt special rules and regulations for the conduct of their meetings and the management of the affairs of the Corporation as they may deem proper, not inconsistent with law or these bylaws.

ARTICLE III
NOTICES

        Section 1.    Generally.    Whenever by law or under the provisions of the Certificate of Incorporation or these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but that notice may be given in writing, by mail, addressed to the director or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and that notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by electronic transmission or telephone.

        Section 2.    Waivers.    Whenever any notice is required to be given by law or under the provisions of the Certificate of Incorporation or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of that meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE IV
OFFICERS

        Section 1.    Generally.    The officers of the corporation shall be elected by the Board of Directors and shall include a President, Secretary and Treasurer. The Board of Directors may also elect a Chairman of the Board and any other officers it deems appropriate. Any two or more offices may be held by the same person. Any of the offices may be left vacant from time to time as the Board of Directors may determine.

        Section 2.    Compensation.    The compensation of all officers and agents of the Corporation who are also directors of the Corporation shall be fixed by the Board of Directors. The Board of Directors may delegate the power to fix the compensation of other officers and agents of the Corporation to an officer of the Corporation.

        Section 3.    Succession.    The officers of the Corporation shall hold office until their successors are elected and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the directors. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

        Section 4.    Authority and Duties.    Each of the officers of the Corporation shall have the authority and shall perform the duties as are customarily incident to their respective offices, or as may be specified from time to time by the Board of Directors in a resolution which is not inconsistent with these bylaws.

        Section 5.    Execution of Documents and Action with Respect to Securities of Other Corporations.    The President shall have and is hereby given, full power and authority, except as otherwise required by law or directed by the Board of Directors, (a) to execute, on behalf of the Corporation, all duly authorized contracts, agreements, deeds, conveyances or other obligations of the Corporation, applications, consents, proxies and other powers of attorney, and other documents and instruments, and (b) to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders (or with respect to any action of stockholders) of any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities of the other corporation. In addition, the President may delegate to other officers, employees and agents of the Corporation the power and authority to take any action which the President is authorized to take under this Section 5, with limitations as the President may specify; the authority so delegated by the President shall not be re-delegated by the person to whom such execution authority has been delegated.

ARTICLE V
STOCK

        Section 1.    Certificates.    Certificates representing shares of stock of the Corporation shall be in the form as shall be determined by the Board of Directors, subject to applicable legal requirements. The certificates shall be numbered and their issuance recorded in the books of the Corporation, and the certificates shall exhibit the holder's name and the number of shares and shall be signed by, or in the name of the Corporation by, the Chairman of the Board or the President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation and shall bear the corporate seal. Any or all of the signatures and the seal of the Corporation, if any, upon such certificates may be facsimiles, engraved or printed.

        Section 2.    Transfer.    Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue, or to cause its transfer agent to issue, a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

        Section 3.    Lost, Stolen or Destroyed Certificates.    The Secretary may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate or certificates, the Secretary may require the owner of the lost, stolen or destroyed certificate or certificates to indemnify the Corporation against any claims that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of the new certificate.

        Section 4.    Record Date.    In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of the meeting. If no record is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          (a)   In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking the prior action.

          (b)   In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE VI
GENERAL PROVISIONS

        Section 1.    Fiscal Year.    The fiscal year of the Corporation shall be fixed from time to time by the Board of Directors.

        Section 2.    Corporate Seal.    The Board of Directors may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

        Section 3.    Reliance upon Books, Reports and Records.    Each director, each member of a committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon the information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or committees of the Board of Directors, or by any other person as to matters the director, committee member or officer believes are within that other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

        Section 4.    Time Periods.    In applying any provision of these bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

        Section 5.    Dividends.    The Board of Directors may from time to time declare and the Corporation may pay dividends upon its outstanding shares of capital stock, in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

ARTICLE VII
AMENDMENTS

        Section 1.    Amendments.    These bylaws may be altered, amended or repealed, or new bylaws may be adopted, by the stockholders or by the Board of Directors.

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MICHAELS FINANCE COMPANY, INC. BYLAWS NOVEMBER 13, 2003
TABLE OF CONTENTS
MICHAELS FINANCE COMPANY, INC. BYLAWS
ARTICLE I MEETINGS OF STOCKHOLDERS
ARTICLE II DIRECTORS
ARTICLE III NOTICES
ARTICLE IV OFFICERS
ARTICLE V STOCK
ARTICLE VI GENERAL PROVISIONS
ARTICLE VII AMENDMENTS